Exhibit 99.1

Y-mAbs and Takeda Announce Exclusive License and Distribution Agreement for DANYELZA® (naxitamab-gqgk) and Omburtamab in Israel

New York, NY, and Petach Tikva, Israel, December 4, 2020 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (Nasdaq: YMAB) (the “Company” or “Y-mAbs”) a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer and Takeda Israel, a wholly owned subsidiary of Takeda Pharmaceutical Company Limited (TSE:4502/NYSE:TAK) (“Takeda”) announced today that they have entered into an exclusive license and distribution agreement for the registration and commercialization in Israel of DANYELZA for the treatment of patients with relapsed/refractory high-risk neuroblastoma and omburtamab for the treatment of pediatric patients with CNS/leptomeningeal metastasis from neuroblastoma. DANYELZA (naxitamab-gqgk) was approved by the U.S. FDA on November 25, 2020. Additionally, Y-mAbs plans to resubmit the amended BLA for omburtamab for the treatment of pediatric patients with CNS/leptomeningeal metastasis from neuroblastoma to the FDA by the end of 2020 or in early 2021.

Under the terms of the agreement, Takeda will employ its proven platform of sales, access, marketing and regulatory expertise to distribute DANYELZA and omburtamab, if approved, in the territory. The license and distribution agreement includes the State of Israel, West Bank and Gaza Strip. All other geographies worldwide remain with the Company. Financial details were not disclosed.

“We are very pleased to enter into this license and distribution agreement with Takeda, and now expect to see a treatment cluster established in the Middle East, thereby making DANYELZA and omburtamab, if approved, available to children with unmet medical needs in the region,” said Thomas Gad, founder, Chairman and President at Y-mAbs.

Arie Kramer, General Manager at Takeda further notes, “Relapsed/refractory high-risk neuroblastoma and CNS/leptomeningeal metastasis from neuroblastoma are cancers for which there are currently no approved therapies in Israel, and we are excited to partner with Y-mAbs, making these compounds available and bringing new hopes to pediatric patients suffering from these devastating conditions in Israel.”

Researchers at MSK developed DANYELZA and omburtamab, which are exclusively licensed by MSK to Y-mAbs. As a result of this licensing arrangement, MSK has institutional financial interests in the compounds and in Y-mAbs.

About DANYELZA® (naxitamab-gqgk)

DANYELZA (naxitamab-gqgk) is indicated, in combination with granulocyte-macrophage colony-stimulating factor (“GM-CSF”), for the treatment of pediatric patients 1 year of age and older and adult patients with relapsed or refractory high-risk neuroblastoma in the bone or bone marrow who have demonstrated a partial response, minor response, or stable disease to prior therapy. This indication is approved under accelerated approval based on overall response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefits in a confirmatory trial. DANYELZA includes a Boxed Warning for serious infusion-related reactions, such as cardiac arrest and anaphylaxis, and neurotoxicity, such as severe neuropathic pain and transverse myelitis. See full Prescribing Information for complete Boxed Warning and other important safety information.

About Neuroblastoma

Neuroblastoma is a solid tumor of childhood that arises in the nervous system, outside of the brain. The clinical behavior of neuroblastoma is highly variable, with some tumors being easily treatable, but the majority being very aggressive. All patients are staged based on the International Neuroblastoma Staging System Committee (“INSS”) system, ranging from stage 1 through stage 4S. All patients with stage 4 disease diagnosed after one year of age are classified in the high-risk category, where the neuroblastoma tumor cells have already metastasized to other sites in the body, such as the bone or bone marrow. Essentially all patients who have tumors with many copies, or amplification, of the MYCN oncogene also have high-risk disease, even if they do not have evidence of the tumor having spread.

About Y-mAbs

Y-mAbs (Nasdaq: YMAB) is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including one FDA approved product, DANYELZA ® (naxitamab-gqgk), which targets tumors that express GD2, and one pivotal-stage product candidate, omburtamab, which targets tumors that express B7-H3.

Y-mAbs Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and our development, commercialization and distribution plans; current and future clinical and pre-clinical studies and our research and development programs; expectations related to the timing of the initiation and completion of regulatory submissions; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay in the timing of our regulatory submissions or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock; risks related to the impact of the pandemic caused by the novel coronavirus known as COVID-19, and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

“DANYELZA” and “Y-mAbs” are registered trademarks of Y-mAbs Therapeutics, Inc.

About Takeda Israel

Takeda Israel Ltd, is a wholly owned subsidiary of Takeda Pharmaceutical Company Limited (TSE:4502/NYSE:TAK), which is a global, values-based, R&D-driven biopharmaceutical leader headquartered in Japan, committed to bringing Better Health and a Brighter Future to patients by translating science into highly-innovative medicines. Takeda focuses its R&D efforts on four therapeutic areas: Oncology, Rare Diseases, Neuroscience, and Gastroenterology (“GI”). We also make targeted R&D investments in Plasma-Derived Therapies and Vaccines. Takeda is focusing on developing highly innovative medicines that contribute to making a difference in people's lives by advancing the frontier of new treatment options and leveraging our enhanced collaborative R&D engine and capabilities to create a robust, modality-diverse pipeline. Our employees are committed to improving quality of life for patients and to working with our partners in health care in approximately 80 countries.

About Takeda Pharmaceutical Company Limited

Takeda Pharmaceutical Company Limited (TSE:4502/NYSE:TAK) is a global, values-based, R&D-driven biopharmaceutical leader headquartered in Japan, committed to bringing Better Health and a Brighter Future to patients by translating science into highly-innovative medicines. Takeda focuses its R&D efforts on four therapeutic areas: Oncology, Rare Diseases, Neuroscience, and Gastroenterology (GI). We also make targeted R&D investments in Plasma-Derived Therapies and Vaccines. We are focusing on developing highly innovative medicines that contribute to making a difference in people's lives by advancing the frontier of new treatment options and leveraging our enhanced collaborative R&D engine and capabilities to create a robust, modality-diverse pipeline. Our employees are committed to improving quality of life for patients and to working with our partners in health care in approximately 80 countries.

For more information, visit https://www.takeda.com.

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Takeda Forward-Looking Statements

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For more information, visit https://www.takeda.com.

Contact:

Y-mAbs Therapeutics, Inc.	Takeda Israel Ltd,
230 Park Avenue, Suite 3350	25 Efal St., Kiriat Arie Petach Tikva Israel
New York, NY 10169
USA	Media contacts:
Michal Zagon Rogel

+1 646 885 8505	+972-3-3733140

E-mail: info@ymabs.com	E-mail: michal.zagon-rogel@takeda.com